UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2017

CANCER GENETICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35817	04-3462475
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

201 Route 17 North 2nd Floor, Rutherford, New Jersey 07070
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (201) 528-9200

____________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.     Costs Associated with Exit or Disposal Activities.

On January 5, 2017, Cancer Genetics, Inc. (the “Company”) committed to a reduction in the Company’s workforce. The majority of the affected employees work in general and administrative or operational support roles. The reduction in workforce is expected to become effective January 5, 2017. The goal of the Company’s reduction in workforce is to enable the Company to achieve greater operational efficiency.

In connection with the planned reduction in workforce, the Company expects to incur severance charges and the payout of paid-time off of approximately $250,000. The Company expects to record the severance costs and make accrued paid time-off payments in the first quarter of 2017.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2017, Cancer Genetics, Inc. (the “Company”) announced that as part of the reduction in workforce, Edward J. Sitar will cease to serve as the Company's Chief Financial Officer effective February 3, 2017.

Mr. Roberts, the Company’s Chief Operating Officer and Executive Vice President, Finance, will act as the Company’s principal financial officer and the Company has promoted Victor Cross, MBA, CPA, age 55, to the position of principal accounting officer. Mr. Cross joined the Company as its controller in October 2016. Prior to joining the Company, Mr. Cross worked for Mettler Toledo International from 2015 to October 2016 as the Controller. Prior to that he worked at Bristol-Myers Squibb Company (NYSE: BMY) from 2001 to 2015. At Bristol Myers, Mr. Cross held positions of increasing responsibilities, with the most recent role as Financial Controller for their biologics manufacturing and process development operation in Syracuse, NY. Mr. Cross holds an MBA in Finance and Accounting from Fairleigh Dickinson University, Teaneck, NJ and an MA in Industrial Relations and Personnel Administration from St Francis University, Loretto, PA. Mr. Cross is also a Certified Public Accountant.

Pursuant to the terms of his offer letter, Mr. Cross receives an annual base salary of $170,000 and is eligible for an annual cash bonus of up to 15% of his base salary. In October 2016, in connection with the commencement of his employment, Mr. Cross received 10,000 stock options which vest as follows: 20% of the options shall vest on the one-year anniversary of the date of employment and the remaining 80% shall vest in equal monthly increments over the subsequent 48 calendar months thereafter.

Cautionary Note Regarding Forward-Looking Statements

This report contains forward-looking statements. All statements other than statements of historical facts contained in this report, including statements regarding the timing of the reduction in workforce, the charges to be incurred and the estimated cost-savings are forward-looking statements. The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements, including the risks discussed in the Cancer Genetics, Inc. Form 10-K for the year ended December 31, 2015, the Form 10-Q for the Quarter ended March 31, 2016 and the Form 10-Q for the Quarter ended June 30, 2016, along with other filings with the Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this report and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information or future events.

Item 9.01.    Financial Statements and Exhibits.

(d)

Exhibit No.	Description

99.1	Press Release Dated January 6, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANCER GENETICS, INC.

By: /s/ Panna L. Sharma
Name: Panna L. Sharma
Title: Chief Executive Officer

Date:    January 6, 2017